UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 3, 2025

DOGWOOD THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39811	85-4314201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Milton Avenue Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 620-8655

(Former name or former address, if changed since last report): Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	DWTX	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 8.01 Other Events.

As previously disclosed, on November 15, 2024, Dogwood Therapeutics, Inc. (the “Company”) received a notification letter (the “Notice”) from the Nasdaq Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its amount of stockholders’ equity had fallen below the $2,500,000 required minimum for continued listing set forth in Nasdaq Listing Rule 5550(b)(1). The Notice also noted that the Company does not meet the alternatives of market value of listed securities or net income from continuing operations, and therefore, the Company no longer complied with Nasdaq’s Listing Rules.

The Notice provided that the Company had until December 30, 2024 to provide Nasdaq with a specific plan to achieve and sustain compliance, which the Company duly submitted to Nasdaq. On February 2, 2025, the Company received a letter from Nasdaq granting it until May 14, 2025 to regain compliance with the Nasdaq Listing Rule 5550(b)(1).  The Company is filing this Current Report on Form 8-K (this “Report”) to provide an update to its compliance with continued listing requirements as set forth in Nasdaq Listing Rule 5550(b)(1).

As previously disclosed, on March 12, 2025, the Company entered into a Debt Exchange and Cancellation Agreement with Conjoint, Inc. (“Conjoint”) pursuant to which the Company issued shares of the Company’s Series A-1 Non-Voting Convertible Preferred Stock, par value $0.0001 per share to Conjoint in exchange for Conjoint’s cancellation of approximately $19.9 million in amounts owed to Conjoint by the Company (the “Debt Exchange and Cancellation) and, on the same date, the Company entered into a stock purchase agreement with certain institutional investors pursuant to which the Company sold shares of common stock to investors for gross proceeds of approximately $4.8 million (the “Offering”). As a result of various transactions entered into by the Company since receipt of the Notice, including without limitation the Debt Exchange and Cancellation and the Offering, the Company believes it has regained compliance with the minimum $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1). Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

On April 3, 2025, the Company issued a press release announcing that the Company believes it has regained compliance with the stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1). A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Press Release of Dogwood Therapeutics, Inc. issued on April 3, 2025.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRIOS THERAPEUTICS, INC.

	By:	/s/ Angela Walsh
	Name:	Angela Walsh
	Title:	Chief Financial Officer, Corporate Secretary and Treasurer
April 3, 2025

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